Exhibit 99.1

Edison Nation Medical Secures Over $10 Million in Purchase Orders for Personal Protective Equipment in First Week Since Launch

BETHLEHEM, Pa. – April 16, 2020 - Edison Nation, Inc., a multifaceted ecosystem that fosters innovation and drives IP, media and consumer products, announces that it has received over $10 million in orders for the purchase of personal protective equipment during its first week since launch.

The current orders are for a range of products including gel-based hand sanitizer, liquid sanitizer, and protective masks, and the Company anticipates the orders will ship during the current fiscal quarter. Our sourcing team has been successful in its ability to secure verified suppliers for the delivery of thirty-two Personal Protective Equipment (PPE) products to address the COVID crisis as it continues to develop.

“With the Coronavirus pandemic effecting thousands of families and healthcare workers in the U.S., we remain focused on furthering the development of our PPE supply network and the Edison Nation Medical brand,” said Edison Nation Chief Executive Officer Chris Ferguson. “I appreciate the effort our U.S. and Hong Kong based teams, as well as our feet on the ground in China, who have worked so diligently around the clock to allow us to deploy these products.”

CDC recommendations reflect the important role of hand hygiene for preventing the transmission of pathogens in healthcare settings for a wide range of pathogens. The ability of hand hygiene, including hand washing or the use of alcohol-based hand sanitizers to prevent infections is related to reductions in the number of viable pathogens that transiently contaminate the hands. Hand washing mechanically removes pathogens, while laboratory data demonstrate that 60% ethanol and 70% isopropanol, the active ingredients in both CDC-recommended alcohol-based hand sanitizers and Edison Medical Hand Sanitizer products, inactivates viruses that are genetically related to, and with similar physical properties as, the 2019-nCoV.

The Company will inventory healthcare related products including hand sanitizers, face masks and other PPE products that will be available to our clients inclusive of hospitals, government agencies, distributors and Fortune 500 retailers through its Edison Nation Medical portal.

About Edison Nation, Inc.

Edison Nation, Inc. (EDNT), is a multifaceted ecosystem which fosters innovation and drives IP, media and consumer products. Edison offers innovation sourcing, product design, sales, manufacturing, and fulfillment services. Edison Nation’s model is to source innovative ideas to launch internally or license to brand partners. Edison Nation hopes to leverage its television property, Everyday Edisons, to become the recognized leader in the innovator community. For more information, please visit www.edisonnation.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing the Company’s products in global markets, competition in the market for consumer products, any inability to raise capital to fund operations and service the Company’s debt. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Investor Relations:

Aimee Carroll

Phone: (484) 893-0060

Email: Investors@edisonnation.com

Source: Edison Nation, Inc.

Released April 16, 2020